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                                  EXHIBIT 15.1

                           LETTER OF ERNST & YOUNG LLP

August 11, 2004



Stockholders
AutoZone, Inc.

We are aware of the incorporation by reference in the Registration Statement
(Form S-3 No. 333-        ) and related Prospectus of AutoZone, Inc. for the
registration of $300,000,000 debt securities of our reports dated December 8, 2003, March 1, 2004, and May 24, 2004 relating to the unaudited condensed consolidated interim financial statements of AutoZone, Inc. that are included in its Form 10-Q for the quarters ended November 22, 2003, February 14, 2004, and May 8, 2004.

                                                          /s/  Ernst & Young LLP